ITEM 5.  Other Events.

     Alico, Inc. today noted that Ben Hill Griffin III, Alico's Chairman and Chief Executive Officer, has adopted a written sales plan under Rule 10b5-1, as promulgated under the Securities Exchange Act of 1934, as amended, which establishes a formula for the disposition on a daily basis over a specified period of time of up to a maximum number of shares that constitutes less than one percent of Alico's outstanding common stock. All of the shares to be sold under the written sales plan are currently held of record by the Griffin Family Limited Partnership, of which Mr. Griffin owns a controlling interest.